UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 19, 2015

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to EA Bonus Plan
On May 19, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of Electronic Arts Inc. (the “Company”) amended the Electronic Arts Bonus Plan (the “Plan”) to update certain terms regarding the performance evaluation of employees and other administrative provisions.  The material features of the plan remain unchanged, and the determination and payment of bonuses for fiscal year 2015 have been and will continue to be made pursuant to the Bonus Plan Addendum for Fiscal Year 2015 approved by the Committee on May 30, 2014 (“Fiscal Year 2015 Addendum”).  A copy of the full text of the Fiscal Year 2015 Addendum was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on June 4, 2014.

A copy of the Plan is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Adoption of EA Bonus Plan Addendum

A Bonus Formula Addendum for the fiscal year ending April 2, 2016 (the “Fiscal Year 2016 Addendum”) pursuant to the Plan was approved by the Committee on May 19, 2015 for all eligible employees (other than the Company’s Chief Executive Officer (“CEO”)) and by the full Board for the CEO on May 20, 2015. Although EA generally expects to pay bonuses to our named executive officers pursuant to the terms of the Electronic Arts Inc. Executive Bonus Plan (the “Executive Bonus Plan”), the Committee and the Board uses the criteria described in the Fiscal Year 2016 Addendum as a guideline to determine the final amount of the bonus awards paid to the named executive officers under the Executive Bonus Plan or to award discretionary bonus payments to the named executive officers in accordance with the terms of the Plan.

With respect to all employees, other than the CEO, the terms of the Fiscal Year 2016 Addendum are substantially the same as the Fiscal Year 2015 Addendum. For fiscal year 2016, bonus pool funding will be approved based on the following: (i) 20% of the funding is based on the Company’s financial performance using non-GAAP earnings per share and non-GAAP net revenue metrics; and (ii) 80% of the funding is based on business performance and the achievement of measurable business objectives, including, but not limited to, business and operational performance metrics. Management will then allocate, at its discretion, a percentage of the approved bonus pool funding to each business unit.

With respect to the CEO, Andrew Wilson, 60% of his fiscal year 2016 bonus will be determined based upon the achievement of non-GAAP financial performance objectives with the key metrics being: (i) net revenue, (ii) gross profit, (iii) operating expenses, (iv) earnings per share, and (v) operating cash flow. The remaining 40% of Mr. Wilson’s bonus will be determined based on the achievement of strategic and operational objectives.

Mr. Wilson’s bonus award payout for fiscal year 2016 will be determined by the Board based upon an overall assessment of the following: (i) his target bonus amount, (ii) the attainment and weighting of financial, strategic and operational objectives, (iii) the Company bonus funding and (iv) the Board’s discretion to increase or decrease the final bonus payment for other factors they deem significant, provided that the bonus award payout may not exceed 200% of Mr. Wilson’s target bonus. The Committee may, in its discretion, determine not to pay Mr. Wilson a bonus if the Company’s net income falls below a certain threshold.

A copy of the Fiscal Year 2016 Addendum is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Approval of Performance-Based Restricted Stock Unit Awards

On May 19, 2015, the Committee approved the terms of performance-based restricted stock unit awards (the “PRSUs”) to be granted to certain EA employees at the level of senior vice president and higher.  Grants of these PRSUs are expected to be made on June 16, 2015.

The terms of the PRSUs remain unchanged from the PRSUs granted in fiscal year 2015 with one exception. The Committee amended the terms of the PRSUs to remove a value cap limitation on the awards. Previously, the actual number of shares that vest for each measurement period could not exceed five times the monetary value per share of the award units on the date of grant. The Committee determined that this limitation was not in the best interest of enhancing the alignment between our senior management and shareholders.

The number of PRSUs that vest will be based on EA’s total shareholder return (“TSR”) relative to the performance of those companies in the NASDAQ-100 Index (the “NASDAQ-100”). The TSR for EA and the NASDAQ-100 will be measured over a three year performance period covering fiscal years 2016 through 2018, with one year (fiscal year 2016), two year (fiscal year

2016 through 2017), and three year (fiscal year 2016 through 2018) TSR measurement periods. The TSR for each measurement period will be calculated using a 90-day trailing average of the closing stock prices of the NASDAQ-100 at the end of each measurement period as compared to the average closing stock prices of the NASDAQ-100 for the first 90 days of the measurement period.

A target number of PRSUs for each participating executive will be determined for each measurement period. The actual number of shares that vest will be determined by the Committee based on the relative TSR for each measurement period and will range from 0% to 200% of the target amount. In order to vest in 100% of the target number of PRSUs, EA’s TSR needs to be at the 60th percentile of the TSR of the NASDAQ-100.  The 60th percentile was chosen because it requires EA to outperform the majority of companies in the NASDAQ-100. If EA’s TSR is above the 60th percentile, the number of shares that vest will increase above the target number by 3% for each percentile above, and if EA’s TSR is below the 60th percentile, the number of shares that vest will decrease below the target number by 2% for each percentile below. If less than the target number of shares are earned for the fiscal year 2016 or the fiscal year 2016 through 2017 measurement periods, the remaining PRSUs (the target number of PRSUs from those periods, minus shares vested to date) can be earned if the Company’s cumulative TSR percentile versus the companies in the NASDAQ-100 improves in a subsequent measurement period (i.e. fiscal year 2016 through 2017 and/or fiscal year 2016 through 2018).

In addition, if the Company’s TSR is negative during a measurement period, the maximum number of shares that can be earned during that measurement period will be capped at 100% of the target number of shares for that measurement period (even if the Company’s TSR is above the 60th percentile of the NASDAQ-100 for that measurement period) plus any remaining PRSUs from prior measurement periods.

Subject to certain exceptions described below and/or in the PRSU award agreement, recipients of the PRSUs must be employed by EA in order for the PRSUs to vest. In the event of a change of control of EA (as defined in the PRSU award agreement), prior to the expiration of the three-year performance period, the Committee shall certify the TSR as of the date of the change of control and that TSR will be applied to determine the number of shares that vest on each remaining vest date. The vesting of the PRSUs may be accelerated to the earlier of: (a) the date on which, during the time period beginning on the change of control and ending on the first anniversary of the change of control, the recipient’s employment is terminated without cause by EA or is terminated for good reason by the recipient (as such terms are defined in the PRSU award agreement); or (b) as of the change of control if, during the two months immediately preceding the change of control, the recipient’s employment is terminated by EA without cause, and such termination is made in connection with the change of control, as determined by the Committee in its sole discretion.

The foregoing description of the PRSUs does not purport to be complete and is qualified in its entirety by reference to the form of PRSU award agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

Separation Agreement and Mutual Release

In connection with the previously announced departure of Frank Gibeau, former Executive Vice President, EA Mobile, the Company entered into a Separation Agreement and Mutual Release, dated May 21, 2015, with Mr. Gibeau, pursuant to which Mr. Gibeau will receive:

•	Separation pay of $390,385 based upon Mr. Gibeau’s years of service with the Company;

•	Additional separation pay in lieu of Mr. Gibeau’s fiscal year 2015 bonus of $816,000; and

•	Continued health benefits through August 31, 2015.

In addition, Mr. Gibeau and the Company have agreed to a mutual release for any claims and certain other covenants.

A copy of the Separation Agreement and Mutual Release is filed as Exhibit 10.4 to this Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	EA Bonus Plan*
10.2	EA Bonus Plan Fiscal Year 2016 Addendum*
10.3	Form of 2015 Performance-Based Restricted Stock Unit Agreement*
10.4	Separation Agreement and Mutual Release, dated May 21, 2015, between Frank Gibeau and the Company*

* Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	May 22, 2015	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	EA Bonus Plan*
10.2	EA Bonus Plan Fiscal Year 2016 Addendum*
10.3	Form of 2015 Performance-Based Restricted Stock Unit Agreement*
10.4	Separation Agreement and Mutual Release, dated May 21, 2015, between Frank Gibeau and the Company*

* Management contract or compensatory plan or arrangement.